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                                                                     EXHIBIT 5.1

                                   LAW OFFICES
                   Nelson Mullins Riley & Scarborough, L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP

                           999 PEACHTREE STREET, N.E.
                                FIRST UNION PLAZA
                                   SUITE 1400
                             Atlanta, Georgia 30309
                            TELEPHONE (404) 817-6000
                            FACSIMILE (404) 817-6050
                                  www.nmrs.com


                                  June 9, 1999

Towne Services, Inc.
3295 River Exchange Drive
Suite 350
Norcross, Georgia  30092


         We have acted as counsel to Towne Services, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-4 (Reg. No. 333-76493) (the "Registration Statement") under the Securities Act of 1933, covering the offering of 2,075,345 shares (the "Shares") of the Company's Common Stock, no par value per share. In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

         This opinion is limited by and is in accordance with, the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

         Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                  Very truly yours,

                                  /s/ Nelson Mullins Riley & Scarborough, L.L.P.

                                  Nelson Mullins Riley & Scarborough, L.L.P.